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Exhibit 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

        We consent to the incorporation by reference in the Registration Statements (Forms S-3 Nos. 333-66269, 333-87038, 333-104954 and 333-110158 and S-8 Nos. 333-59164, 333-19465, 333-06771, 333-06765 and 333-88544) of Cypress Bioscience, Inc. of our report dated February 13, 2004 with respect to the financial statements of Cypress Bioscience, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2003.

/s/ Ernst & Young LLP
San Diego, California March 23, 2004

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  Exhibit 23.1
CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS